Exhibit 99.1

       Valpey-Fisher Corporation Reports Second Quarter Results

    HOPKINTON, Mass.--(BUSINESS WIRE)--Aug. 8, 2007--Valpey-Fisher Corporation (AMEX:VPF), a provider of frequency control devices, including quartz crystals and oscillators, reported today its financial results for the second quarter and six months ended July 1, 2007.

    Michael J. Ferrantino, President and Chief Executive Officer said, "Once again, I am pleased to report our strategy to focus on solution driven products for the telecommunications market continues to add to our growth.

    -- New orders during the 2nd quarter amounted to $3,439,000, about the same as our 1st quarter of 2007, but 19% over the 2nd quarter of 2006.

    -- Net sales were $3,425,000 for the current quarter, a 6% increase over the 1st quarter of 2007 and a 17% increase over the 2nd quarter of last year.

    -- Gross margin for the 2nd quarter was $1,371,000 or 40% of net sales, an increase of $299,000 or 28% over last year's 2nd quarter.

    -- Operating income for the current quarter amounted to $341,000 or 10% of net sales versus $62,000 or 2% of net sales in the 2nd quarter of 2006.

    -- Net earnings for the 2nd quarter were $336,000 a 20% increase over the 1st quarter of 2007 and 442% increase over the 2nd quarter of 2006."

    In closing, Mr. Ferrantino said, "Based on our current conversations with several of our key customers, there appears to be some softness in the market. Most agree it is seasonal and believe there should be some pickup as we exit the summer season. Our backlog of approximately $2.3 million is substantially all scheduled for shipment in the 3rd quarter, so we believe our 3rd quarter sales should be in the range of our 2nd quarter."

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to continue to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, the ability to limit the amount of the negative effect on operating results caused by pricing pressure, and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.



Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
Unaudited
( in thousands, except per share
 data)                               Quarter Ended   Six Months Ended
                                   ----------------- -----------------
                                    7/1/07   7/2/06   7/1/07   7/2/06
                                   -------- -------- -------- --------

Net sales                          $ 3,425  $ 2,927  $ 6,667  $ 5,799
Cost of sales                        2,054    1,855    3,974    3,717
                                   -------- -------- -------- --------
   Gross profit                      1,371    1,072    2,693    2,082

Selling and advertising expenses       462      428      924      833
General and administrative
 expenses                              449      466      918      929
Research and development expenses      119      116      234      243
                                   -------- -------- -------- --------
                                     1,030    1,010    2,076    2,005
                                   -------- -------- -------- --------
   Operating profit                    341       62      617       77

Other income (expense), net            101       57      198      118
                                   -------- -------- -------- --------
Earnings before income taxes           442      119      815      195
Income tax (expense)                  (106)     (57)    (199)    (100)
                                   -------- -------- -------- --------
Net earnings                       $   336  $    62  $   616  $    95
                                   ======== ======== ======== ========


Basic and diluted earnings per
 share                             $  0.08  $  0.01  $  0.14  $  0.02
                                   ======== ======== ======== ========

Basic weighted average shares        4,266    4,252    4,261    4,249
Diluted weighted average shares      4,460    4,260    4,374    4,254




Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
( in thousands)
                                               (Unaudited)  (Audited)
                                                  7/1/07     12/31/06
                                               ------------ ----------
ASSETS
   Current assets:
      Cash and cash equivalents                  $    9,218    $ 9,184
      Accounts receivables, net                       1,828      1,614
      Inventories, net                                1,304        810
      Deferred income taxes and other current
       assets                                         1,180        867
                                               ------------ ----------
        Total current assets                         13,530     12,475
                                               ------------ ----------
   Property, plant and equipment, at cost            10,906     10,719
    Less accumulated depreciation                     9,079      8,826
                                               ------------ ----------
                                                      1,827      1,893
                                               ------------ ----------
   Other assets                                         172        161
                                               ------------ ----------
Total assets                                     $   15,529    $14,529
                                               ============ ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                           $    2,613    $ 2,323
   Deferred income taxes                                300        343
   Stockholders' equity                              12,616     11,863
                                               ------------ ----------
Total liabilities and stockholders' equity       $   15,529    $14,529
                                               ============ ==========

    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600
             Vice President, Treasurer and Chief Financial Officer